UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 4, 2010 (Date of earliest event reported): November 2, 2010

INX Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-31949 (Commission File Number)	76-0515249 (IRS Employer Identification No.)

11757 Katy Freeway
Houston, Texas 77079
(Address of Registrant’s principal executive offices)

(713) 795-2000
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 7, 2010, James H. Long became the Executive Chairman of INX Inc. (the “Company”), and Mark T. Hilz became the Company’s Chief Executive Officer and President, both as disclosed on Form 8-K filed with the Securities and Exchange Commission on October 7, 2010.  In addition, on November 2, 2010, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) completed its annual compensation review of the compensation of the Company’s named executives for the purposes of establishing compensation plans for 2010 and establishing the salaries and incentive bonus plans for 2010.  The Compensation Committee began the process of establishing the named executive compensation plans in December 2009, including employing an outside consultant to assist in establishing a peer group of companies and providing comparative information and analysis of the nature and levels of compensation of the executives of those companies in the peer group.  Prior to finalizing its work, the Compensation Committee became aware of the Company's possible need to restate prior year financial statements.  Because such a restatement could impact the 2010 financial results due to timing differences related to revenue recognition, the Compensation Committee deferred its action on the compensation plan until November 2, 2010, when it resolved to proceed as originally planned to establish the 2010 compensation plan and making such plan retroactive to the beginning of 2010.

Mr. Long.  In connection with his appointment as the Company’s Executive Chairman, Mr. Long has entered into a written employment agreement with the Company.  The employment agreement provides Mr. Long with a monthly base salary of $25,000, or $300,000 annually, retroactive to January 1, 2010.  In addition to the base salary, Mr. Long is entitled to a quarterly and annual bonus, the amount and terms of which shall be set from time to time in writing by the Compensation Committee. Additionally, Mr. Long will be issued 60,000 shares of the Company’s restricted common stock, with one-fifth of the grant vesting immediately upon issuance and the balance of four fifths vesting ratably over a period of four years commencing on November 2, 2010.  Mr. Long was also issued, as an inducement to enter into the employment agreement and the confidentiality agreement (discussed below), 20,000 shares of the Company’s restricted common stock, with one-fifth of the grant vesting immediately upon issuance and the balance of four fifths vesting ratably over a period of four years commencing on November 2, 2010.

Mr. Long’s employment may be terminated by either party at any time, with or without cause. If the Company terminates the employment agreement without cause, Mr. Long is entitled to severance compensation equal to twelve months base salary. The employment agreement also contains non-competition and non-solicitation provisions, which apply during the term of the agreement and for eighteen months thereafter. A copy of Mr. Long’s employment agreement is attached as Exhibit 10.1 to this report.

Mr. Long also signed a written confidentiality agreement, which requires strict confidentiality with regards to the Company’s Confidential Information, as such term is defined in the confidentiality agreement. The confidentiality agreement additionally requires that all Inventions (as such term is defined in the confidentiality agreement) of Mr. Long while employed by the Company will be the property of the Company. Additionally, Mr. Long must return all Confidential Information upon the termination of the employment agreement. The confidentiality agreement also contains a non-interference provision, which applies during the terms of the confidentiality agreement and for eighteen months thereafter. A copy of Mr. Long’s confidentiality agreement is attached as Exhibit 10.2 to this report.

Mr. Hilz.  Mr. Hilz has in place an employment agreement with Internetworking Sciences, Inc., a predecessor in interest to the Company.  In connection with his appointment as the Company’s Chief Executive Officer and President, the Compensation Committee has authorized the Company to provide to Mr. Hilz a monthly base salary of $25,000, or $300,000 annually, retroactive to January 1, 2010.  In addition to the base salary, Mr. Hilz is entitled to a quarterly and annual bonus, the amount and terms of which shall be set from time to time in writing by the Compensation Committee. In connection with his new position as Chief Executive Officer and President, Mr. Hilz will be issued 60,000 shares of the Company’s restricted common stock, with one-fifth of the grant vesting immediately upon issuance and the balance of four fifths vesting ratably over a period of four years commencing on November 2, 2010. A copy of Mr. Hilz’s employment agreement is attached as Exhibit 10.3 to this report.

Mr. Hilz also has in place a written confidentiality agreement with Internetworking Sciences, Inc., a predecessor in interest to the Company, which requires strict confidentiality with regards to the Company’s Confidential Information, as such term is defined in the confidentiality agreement. The confidentiality agreement additionally requires that all Inventions (as such term is defined in the confidentiality agreement) of Mr. Hilz while employed by the Company will be the property of the Company. Additionally, Mr. Hilz must return all Confidential Information upon the termination of the employment agreement. The confidentiality agreement also contains a non-interference provision, which applies during the terms of the confidentiality agreement and for eighteen months thereafter. A copy of Mr. Hilz’s confidentiality agreement is attached as Exhibit 10.4 to this report.

2010 Bonus Plan. The Compensation Committee recently established the cash incentive bonus plan for Mr. Long and Mr. Hilz for the 2010 fiscal year, which is the same plan for each executive.  Under the bonus plan a portion of the bonus is paid quarterly and a portion is paid annually.  Under the bonus plan, a percentage of the executive’s quarterly salary is paid in cash as a bonus. The percentage of salary payable as a bonus varies based upon the Company’s achievement of certain financial goals as compared to three separate and equally weighted key performance indicators (each a “KPI”).  For “at plan” performance the executives are eligible to receive a bonus of up to sixty percent (60%) of quarterly salary if the financial performance is “at plan”, and up to a maximum of double such amount if the financial performance is double or more the “at plan” performance.  The three KPIs used to measure financial performance for 2010 under the bonus plan are based upon the following:

•	The ratio of (A) quarterly net income, plus income tax expense, plus non-cash expenses as compared to (B) an “at plan” target for such number established by the Compensation Committee.
•
The ratio of (A) the percentage that results from dividing (x) quarterly net income, plus income tax expense, plus non-cash expenses by (y) stockholder’s equity, compared to (B) an “at plan” target number established by the Compensation Committee.

•
The ratio of (A) the percentage that results from dividing (x) quarterly net income, plus income tax expense, plus non-cash expenses (y) by stockholder’s equity minus cash plus debt, compared to (B) an “at plan” target number established by the Compensation Committee.

The three KPIs are “equally weighted” using a points system, meaning that each KPI counts for one third of the total possible maximum points in the calculation of the bonus. For 2010, the bonus calculation is based upon the Company’s internal non-GAAP financial statements that are based upon the methodology under which the Company has consistently applied EITF 00-21 in the past, and will not be adjusted for any change to such financial statements resulting from the restatement of prior financial results and related change to the manner in which the Company applies EITF 00-21 that the Company currently contemplates.  Seventy five percent (75%) of the quarterly bonus is payable each quarter based upon the performance for the quarter and twenty five percent (25%) of the quarterly bonus is held until the Company calculates is financial results for the entire year.

Item 9.01 Financials Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement by and between INX Inc. and James H. Long dated November 3, 2010
10.2	Confidentiality Agreement by and between INX Inc. and James H. Long dated November 3, 2010
10.3	Employment Agreement by and between Internetworking Sciences, Inc., a predecessor in interest to INX Inc. and Mark T. Hilz dated July 5, 2000
10.4	Confidentiality Agreement by and between Internetworking Sciences, Inc., a predecessor in interest to INX Inc. and Mark T. Hilz dated July 5, 2000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2010	INX Inc.

/s/ James H. Long
James H. Long
Executive Chairman

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement by and between INX Inc. and James H. Long dated November 3, 2010
10.2	Confidentiality Agreement by and between INX Inc. and James H. Long dated November 3, 2010
10.3	Employment Agreement by and between Internetworking Sciences, Inc., a predecessor in interest to INX Inc. and Mark T. Hilz dated July 5, 2000
10.4	Confidentiality Agreement by and between Internetworking Sciences, Inc., a predecessor in interest to INX Inc. and Mark T. Hilz dated July 5, 2000